                                                                     EXHIBIT 5.1

                          [KUTAK ROCK, LLP LETTERHEAD]

                                         July 6, 2001

The viaLink Company
13155 Noel Road, Suite 800
Dallas, Texas 75240

     Re: Registration Statement on Form S-3

Ladies and Gentlemen:

     We have acted as counsel to The viaLink Company, a Delaware corporation (the "Company"), in connection with a Registration Statement (the "Registration Statement") on Form S-3, including the form of prospectus included therein (as supplemented, the "Prospectus"), filed by the Company on the date hereof with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of the following securities of the Company with an aggregate initial public offering price of up to $30,000,000: (i) shares of the Company's preferred stock, par value $.001 per share (the "Preferred Stock"), in one or more series; (ii) shares of the Company's common stock, par value $.001 per share (the "Common Stock"); and (iii) warrants representing rights to purchase Common Stock or Preferred Stock ("Warrants"). The Preferred Stock, the Common Stock and the Warrants are collectively referred to herein as the "Offered Securities."

     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, certificates or records as we have deemed necessary or appropriate as bases for the opinions set forth herein. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. To the extent that the Company's obligations will depend on the enforceability of a document against other parties to such document, we will assume such document is enforceable against such other parties.

     We do not express any opinion as to the laws of any jurisdiction other than those of the General Corporation Law of the State of Delaware.

     Based on the foregoing and subject to the other limitations and qualifications in this opinion, we are of the opinion that:

     1. When (a) the terms of the issuance and sale of the Preferred Stock shall have been duly authorized by all necessary corporate actions of the Company, (b) a certificate of designations pursuant to Section 151 of the Delaware General Corporation Law as approved by the Board of Directors shall have been filed with the Delaware Secretary of State, (c) the shares of such Preferred Stock shall have been duly issued and delivered as contemplated by each of the Registration Statement, the Prospectus, and any prospectus supplement relating thereto and
(d) the shares of such Preferred Stock shall have been paid for with the consideration fixed therefor by the Board of Directors or a duly authorized committee therefore or pursuant to the exercise of Warrants and payment in full of the exercise price provided for therein, assuming that the Company has reserved for issuance the requisite number of shares of Preferred Stock, such Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable.

     2. When (a) the terms of the issuance and sale of the Common Stock shall have been duly authorized by all necessary corporate actions of the Company, (b) the shares of Common Stock shall have been duly issued and delivered as contemplated by each of the Registration Statement, the Prospectus, and any prospectus supplement relating thereto and (c) the shares of such Common Stock shall have been paid for with the consideration fixed therefor by the Board of Directors or a duly authorized committee therefor or pursuant to the exercise of Warrants and payment in full of the exercise price provided for therein or pursuant to the conversion of Preferred Stock in accordance with the applicable certificate of designations, assuming that the Company has reserved for issuance the requisite number of shares of Common Stock, the Common Stock will be duly authorized, validly issued, fully paid and nonassessable.

     3. When (a) the terms of the issuance and sale of the Warrants shall have been duly authorized by all necessary corporate actions of the Company, (b) the certificates representing such Warrants shall have been duly executed by the Company, and when executed, delivered as contemplated by each of the Registration Statement, the Prospectus, and any prospectus supplement relating thereto and (c) the Warrants shall have been paid for with the consideration fixed therefor by the Board of Directors or a duly authorized committee therefor, the Warrants will be validly issued and will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity and judicial discretion, including principles of commercial reasonableness, good faith and fair dealing (whether considered in a proceeding at law or in equity).

     The opinions set forth herein are subject to the following assumptions, qualifications, limitations and exceptions being true and correct at or prior to the time of the delivery of any Offered Security:

         (a) the Board of Directors of the Company shall have duly established the terms of such Offered Security and duly authorized and taken any other necessary corporate action to approve the issuance and sale of such Offered Security in conformity with the Certificate of Incorporation of the Company, as amended, and it bylaws, as amended (subject to the further assumption that the Certificate of Incorporation and bylaws have not been amended from the date hereof in a manner that would affect the validity of any of the opinions rendered herein), and such authorization shall remain in effect and unchanged at all times during which the Offered Securities are offered and shall not have been modified or rescinded (subject to the further assumption that the sale of any Offered Security takes place in accordance with such authorization);

         (b) the Registration Statement, and any amendments thereto (including post-effective amendments) and any additional registration statement filed under Rule 462 will have been declared effective under the Securities Act and such effectiveness shall not have been terminated or rescinded;

         (c) a prospectus supplement will have been prepared and filed with the Commission describing the Offered Securities offered thereby;

         (d) all Offered Securities will be issued and sold in compliance with applicable federal and state securities laws and solely in the manner stated in the Registration Statement and the appropriate prospectus supplement and there will not have occurred any change in law affecting the validity of any of the opinions rendered herein; and

         (e) in the case of a warrant agreement, certificate of designation, or other agreement pursuant to which any Offered Securities are to be issued, there shall be no terms or provisions contained therein which would affect the validity of any of the opinions rendered herein.

         This opinion is limited to the present corporate laws of the State of Delaware and the present federal laws of the United States and to the present judicial interpretations thereof and to the facts as they presently exist. We express no opinion as to matters involving the laws of any jurisdiction other than the State of Delaware and the United States. We are not admitted to practice law in the State of Delaware, but we are generally familiar with the Delaware General Corporation Law as presently in effect and have made such inquiries as we considered necessary to render our opinion. We undertake no obligation to advise you as a result of developments occurring after the date hereof or as a result of facts or circumstances brought to our attention after the date hereof.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement.


                                         Very truly yours,

                                         KUTAK ROCK, LLP